                                                                  EXHIBIT 11.1



                             GILEAD SCIENCES, INC.

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                          THREE MONTHS ENDED         NINE MONTHS ENDED
                                            SEPTEMBER 30,              SEPTEMBER 30,
                                       ----------------------    -----------------------
                                         1996          1995          1996          1995
                                       --------     ---------     ---------     ---------
PRIMARY EARNINGS PER SHARE

Weighted average common shares           28,500       21,085         27,500         19,785
  outstanding during the period

Adjustment for dilutive effect of
  outstanding stock options               2,049            -              -              -
                                        -------      -------       --------       --------
Weighted average common and
  common equivalent shares used for
  primary earnings (loss) per share      30,549       21,085         27,500         19,785
                                        -------      -------       --------       --------
                                        -------      -------       --------       --------

NET INCOME (LOSS)                       $ 9,310      $(8,426)      $(13,650)      $(25,234)
                                        -------      -------       --------       --------
                                        -------      -------       --------       --------

NET INCOME (LOSS) PER SHARE             $  0.30      $ (0.40)      $  (0.50)      $  (1.28)
                                        -------      -------       --------       --------
                                        -------      -------       --------       --------

FULLY DILUTED EARNINGS PER SHARE

Weighted average common shares           28,500       21,085         27,500         19,785
  outstanding during the period

Adjustment for dilutive effect of
  outstanding stock options               2,431            -              -              -
                                        -------      -------       --------       --------

Weighted average common and
  common equivalent shares used for
  fully diluted earnings (loss) per
  share                                  30,931       21,085         27,500         19,785
                                        -------      -------       --------       --------
                                        -------      -------       --------       --------

NET INCOME (LOSS)                       $ 9,310      $(8,426)      $(13,650)      $(25,234)
                                        -------      -------       --------       --------
                                        -------      -------       --------       --------

NET INCOME (LOSS) PER SHARE             $  0.30      $ (0.40)      $  (0.50)      $  (1.28)
                                        -------      -------       --------       --------
                                        -------      -------       --------       --------